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                                CREDIT AGREEMENT



                                   $15,000,000




                                     between


                        WILLIS LEASE FINANCE CORPORATION


                                       and


                              CORESTATES BANK, N.A.




                                      dated

                                  June 12, 1997




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

                                Table of Contents



1. Certain Definitions........................................................1
         1.1.     Definitions.................................................1
         1.2.     Accounting Terms............................................8

2. The Credit.................................................................9
         2.1.     The Loans...................................................9
         2.2.     Standby Letters of Credit..................................10
         2.3.     The Revolving Credit Note..................................10
         2.4.     Funding Procedures.........................................11
                  (a)    Requests for Advance................................11
                  (b)    Irrevocability......................................11
                  (c)    Availability of Funds...............................11
         2.5.     Interest...................................................11
         2.6.     Fees.......................................................11
                  (a)    Structuring and Arranging Fee.......................11
                  (b)    Revolving Loan Commitment Fee.......................11
         2.7.     Reduction or Termination of Commitments....................11
                  (a)    Voluntary...........................................11
                  (b)    Revolving Loan Commitment Termination...............12
         2.8.     Voluntary Prepayments......................................12
         2.9.     Payments...................................................12
                  (a)    Accrued Interest....................................12
                  (b)    Form of Payments, Application of Payments,
                           Payment Administration, Etc.......................12
                  (c)    Demand Deposit Account..............................12
                  (d)    Net Payments........................................12

3.   Representations and Warranties..........................................13
         3.1.     Organization, Standing.....................................13
         3.2.     Corporate Authority, Validity, Etc.........................13
         3.3.     Litigation.................................................13
         3.4.     ERISA......................................................13
         3.5.     Financial Statements.......................................14
         3.6.     Not in Default, Judgments, Etc.............................14
         3.7.     Taxes......................................................14
         3.8.     Permits, Licenses, Etc.....................................14
         3.9.     No Materially Adverse Contracts, Etc.......................14
         3.10.    Compliance with Laws, Etc..................................15
                  (a)    Compliance Generally................................15
                  (b)    Hazardous Wastes, Substances and Petroleum
                           Products..........................................15
         3.11.    Solvency...................................................15
         3.12.    Subsidiaries, Etc..........................................15
         3.13.    Title to Properties, Leases................................15
         3.14.    Public Utility Holding Company; Investment Company.........15

         3.15.    Margin Stock...............................................16
         3.16.    Use of Proceeds............................................16
         3.17.    Depreciation Policies......................................16
         3.18.    Disclosure Generally.......................................16

4.   Conditions Precedent....................................................16
         4.1.     All Loans..................................................16
                  (a)    Request For Advance.................................16
                  (b)    Borrowing Base Certificate..........................16
                  (c)    Covenants; Representations..........................16
                  (d)    Defaults............................................16
                  (e)    Material Adverse Change.............................16
         4.2.     Conditions to First Loan...................................16
                  (a)    Articles, Bylaws....................................17
                  (b)    Evidence of Authorization...........................17
                  (c)    Legal Opinions......................................17
                  (d)    Incumbency..........................................17
                  (e)    Note................................................17
                  (f)    Documents...........................................17
                  (g)    Consents............................................17
                  (h)    Other Agreements....................................17
                  (i)    Fees, Expenses......................................17

5.   Affirmative Covenants...................................................17
         5.1.     Financial Statements and Reports...........................18
                  (a)    Annual Statements...................................18
                  (b)    Quarterly Statements................................18
                  (c)    No Default..........................................18
                  (d)    ERISA...............................................19
                  (e)    Material Changes....................................19
                  (f)    Other Information...................................19
                  (g)    Borrowing Base Certificates.........................19
                  (h)    Monthly Lease Portfolio and Receivables Report......19
                  (i)    Maintenance of Current Depreciation Policies........19
                  (j)    Monthly Lease Receipts Report.......................19
         5.2.     Corporate Existence........................................19
         5.3.     ERISA......................................................19
         5.4.     Compliance with Regulations................................20
         5.5.     Conduct of Business; Permits and Approvals,
                    Compliance with Laws.....................................20
         5.6.     Maintenance of Properties..................................20
         5.7.     Ownership..................................................20
         5.8.     Maintenance of Insurance...................................20
         5.9.     Payment of Debt; Payment of Taxes, Etc.....................20
         5.10.    Notice of Events...........................................21
         5.11.    Inspection Rights..........................................21
         5.12.    Generally Accepted Accounting Principles...................21
         5.13.    Compliance with Material Contracts.........................21

         5.14.    Use of Proceeds............................................22
         5.15.    Further Assurances.........................................22

6.   Negative Covenants......................................................22
         6.1.     Consolidation and Merger...................................22
         6.2.     Liens......................................................22
         6.3.     Guarantees.................................................22
         6.4.     Margin Stock...............................................22
         6.5.     Acquisitions and Investments...............................22
         6.6.     Transfer of Assets; Nature of Business.....................23
         6.7.     Accounting Change..........................................23
         6.8.     Transactions with Affiliates...............................23
         6.9.     Restriction on Amendment of This Agreement.................23

7.   Financial Covenants.....................................................23
         7.1.     No losses..................................................23
         7.3.     Debt to Tangible Net Worth.................................23
         7.4.     Minimum Interest Expense Coverage..........................23
         7.5.     Borrowing Base.............................................24

8.   Default.................................................................24
         8.1.     Events of Default..........................................24
                  (a)    Payments............................................24
                  (b)    Covenants...........................................24
                  (c)    Representations, Warranties.........................24
                  (d)    Bankruptcy..........................................24
                  (e)    Certain Other Defaults..............................24
                  (f)    Judgments...........................................25
                  (g)    Attachments.........................................25
                  (h)    Change in Control...................................25
                  (i)    Security Interests..................................25

9.   Collateral..............................................................25
         9.1.     Collateral.................................................25
         9.2.     Security Agreement.........................................26
         9.3.     Prepayments and Release of Collateral......................26
                  (a)    Category A Equipment Held For Sale or
                           Subject To Lease..................................26
                  (b)    Category A Equipment Not Subject to Lease;
                           Held for Greater Than Nine Months.................26
                  (c)    Category B(1) Equipment.............................26
                  (d)    Category B(2) Equipment.............................26
                  (e)    Event of Default or Potential Default...............26

10.  Miscellaneous...........................................................26
         10.1.    Waiver.....................................................26
         10.2.    Amendments.................................................27
         10.3.    Governing Law..............................................27

         10.4.    Participations and Assignments.............................27
         10.5.    Captions...................................................27
         10.6.    Notices....................................................27
         10.7.    Expenses; Indemnification..................................28
         10.8.    Survival of Warranties and Certain Agreements..............28
         10.9.    Severability...............................................28
         10.10.   No Fiduciary Relationship..................................28
         10.11.   CONSENT TO JURISDICTION AND SERVICE OF PROCESS.............28
         10.12.   WAIVER OF JURY TRIAL.......................................29
         10.13.   Counterparts; Effectiveness................................29
         10.14.   Use of Defined Terms.......................................29
         10.15.   Offsets....................................................29
         10.16.   Entire Agreement...........................................29

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EXHIBIT A         NOTE
EXHIBIT B         BORROWING BASE CERTIFICATE
EXHIBIT C         MORTGAGE AND SECURITY AGREEMENT
EXHIBIT D         COMPLIANCE CERTIFICATE
EXHIBIT E         DEPRECIATION POLICIES

SCHEDULE 1        MISCELLANEOUS INFORMATION

                                Credit Agreement


         This Credit Agreement, dated June 12, 1997 (the "Agreement"), is entered into by and between WILLIS LEASE FINANCE CORPORATION, a California corporation ("Willis") and CORESTATES BANK, N.A., a national banking association ("CoreStates", "CoreStates Bank" or the "Bank").

                              Preliminary Statement

         WHEREAS, Willis desires to have available to it a revolving credit facility which will be used for the purchase of Equipment (as defined herein) most of which will be held for sale or for lease to unaffiliated persons, said Equipment and related leases to constitute part of the Collateral (as defined herein).

         WHEREAS, CoreStates Bank is willing to establish such revolving credit facility and make loans to Willis under the terms and conditions hereinafter set forth.

         NOW,   THEREFORE,   in  consideration  of  the  premises  and  promises
hereinafter set forth and intending to be legally bound hereby, the parties hereto agree as follows:


                             1. Certain Definitions

         1.1.  Definitions

         "Affiliate" shall mean any Person: (1) which directly or indirectly controls, or is controlled by, or is under common control with Willis;
         (2) which directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting stock of Willis; or (3) ten percent (10%) or more of whose voting stock of which is directly or indirectly beneficially owned or held by Willis. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

         "Agreement" shall mean this Credit Agreement, as amended, supplemented, modified, replaced, substituted for or restated from time to time and all exhibits and schedules attached hereto.

         "Borrowing Base" shall mean 85% of Willis's acquisition cost of Equipment included in the Collateral, provided, however, that on June 30 and December 31 of each year a review of the Collateral shall be made to determine whether the net book value of each piece of Equipment has declined by more than 3% from the acquisition cost. In each such case where the net book value has decreased by more than 3% from the acquisition cost, the Borrowing Base shall mean 85% of the net book value of such Equipment. No item of Category A Equipment shall be included in the Borrowing Base unless either (1) it shall be the subject of an Eligible Lease which is also included in the Collateral or (2) it was purchased by Willis for the purpose of sale or lease to an unaffiliated

                                                                   Dated
Credit Agreement                       - 1 -                       June 12, 1997

         Person and the purchase date is not later than nine months previous. No item of Category B(1) Equipment shall be included in the Borrowing Base if it was purchased by Willis more than nine months prior to the date of determination of the Borrowing Base. No item of Category B(2) Equipment shall be included in the Borrowing Base unless it shall be the subject of an Eligible Lease which is also included in the Collateral.

         "Borrowing Base Certificate" shall mean a certificate in substantially the form attached hereto as Exhibit B hereto which shall be signed by the chief financial officer or chief executive officer of Willis.

         "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks in Philadelphia or San Francisco are authorized or required to close under the laws of the Commonwealth of Pennsylvania.

         "Capitalized Lease" shall mean all lease obligations of any Person for any property (whether real, personal or mixed) which have been or should be capitalized on the books of the lessee in accordance with General Accepted Accounting Principles.

         "Capitalized Lease Obligations" with respect to any Person, shall mean the aggregate amount which, in accordance with GAAP, is required to be reported as a liability on the balance sheet of such Person at such time in respect of such Person's interest as lessee under a Capital Lease.

         "Category A Equipment" shall mean equipment purchased by Willis from unaffiliated Persons and which is either (1) the subject of an Eligible Lease or (2) held for sale or lease to unaffiliated Persons. Category A Equipment shall be composed of Stage III compliant jet engines which are less than 15 years from the date of manufacture and are suitable for use in major aircraft manufactured by The Boeing Co., McDonnell Douglas Corp. or Airbus Industrie.

         "Category B Equipment" shall mean equipment purchased by Willis from unaffiliated Persons which is either (1) Stage II or III aircraft acquired for the purpose of salvaging and/or retrofitting the engines from such aircraft (such aircraft shall cease to be eligible for inclusion in this Category B(1) upon removal of one or more of its jet engines), or (2) traceable spare parts the purchase price of which was in excess of $3,000 in each case, are the subject of Eligible Leases and have discrete serial and part numbers or other identifying numbers acceptable to the Bank.

         "Closing Date" shall mean the date closing shall occur.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and all rules and regulations with respect thereto in effect from time to time.

         "Collateral" shall have the meaning set forth in ss.9.1.

         "Compliance Certificate" shall mean a certificate in substantially the form attached hereto as Exhibit D which shall be signed by the chief financial officer, treasurer or controller of Willis.

                                                                   Dated
Credit Agreement                       - 2 -                       June 12, 1997

         "Debt" shall mean, as of any date of determination with respect to Willis, without duplication, (i) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of Willis as of the date on which Debt is to be determined, (ii) all indebtedness of others with respect to which Willis has become liable by way of a guarantee or endorsement (other than for collection or deposit in the ordinary course of business), (iii) all contingent liabilities of Willis, and (iv) lease obligations that, in conformity with GAAP, have been capitalized on Willis's balance sheet.

         "Debt Service" shall mean actual payments of principal on Debt and Capitalized Lease Obligations (including any Debt or Capital Lease Obligations paid from the sale of equipment during the period), plus interest expense incurred during the period.

         "Default  Rate" on any Loan  shall  mean 2% per  annum  above the Prime
         Rate.

         "Dollars" shall mean the lawful currency of the United States of America.

         "EBIT" shall mean the sum of (i) Net Income, plus (ii) amounts deducted for interest and taxes.

         "Eligible Lease" shall mean a lease for Equipment to an unaffiliated Person in which (i) Willis or its trustee is the sole lessor (ii) the lease arose in the ordinary course of business of Willis, (iii) the Equipment has been delivered to the lessee and is currently subject to the lease, (iv) neither the lease nor the Equipment is subject to any currently outstanding assignment, claim, lien, security interest or other limitation on the absolute title of Willis or its trustee thereto, (v) the lease payments are not more than 90 days past due with respect to any payment required thereby (based on the original contractual term and not including any amendment or modification thereof, unless the Bank has specifically consented thereto in writing), (vi) the lease is freely assignable (with any notices or consents required in connection therewith having been previously obtained), (vii) the lease is dated and has been in effect for not more than 45 days prior to the date the lease was assigned to the Bank and included in the Collateral in the case of leases entered into subsequent to the Closing Date; or the lease was assigned to the Bank and included in the Collateral within 45 days immediately following the Closing Date, in the case of leases existing at the Closing Date without regard to the date of the lease; or the lease was assigned to the Bank and included in the Collateral within 45 days immediately following the date of acquisition of said lease by Willis, in the case of leases purchased from unaffiliated persons, (viii) the lease has not been included in the Collateral for a period of more than twenty-four months, (ix) the lease and the Equipment being leased constitute Collateral, (x) the remaining lease term at the time of assignment to the Bank is for a period of ten years or less in the case of Category A Equipment and Category B(2) Equipment, (xi) the lease is a noncancellable, triple net lease in which the lessee may not assert, as an offset, any defenses or claims against the lessor arising from the condition or the intended use of the subject matter), except in the case of leases with terms of less than 6 months in which Willis may be responsible for maintenance and (xii) the lessee is not a resident of, and the Equipment will not be used in any, foreign jurisdiction in which, in the sole determination of the Bank, the ability of the Bank to perfect a first priority security interest in the Equipment is unsatisfactory or the ability of the Bank to foreclose upon the Equipment and receive possession to or sell said Equipment is unsatisfactory.

                                                                   Dated
Credit Agreement                       - 3 -                       June 12, 1997

         "Environmental Control Statutes" shall mean each and every applicable federal, state, county or municipal environmental statute, ordinance, rule, regulation, order, directive or requirement, together with all successor statutes, ordinances, rules, regulations, orders, directives or requirements, of any Governmental Authority, including without limitation laws in any way related to Hazardous Substances.

         "Equipment" shall mean Category A Equipment and Category B Equipment.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

         "ERISA Affiliate" shall mean any corporation which is a member of the same controlled group of corporations as Willis within the meaning of ss.414(b) of the Code, or any trade or business which is under common control with Willis within the meaning of ss.414(c) of the Code.

         "Event of Default" shall have the meaning set forth in ss.8.1.

         "Fiscal Quarter" shall mean a fiscal quarter of Willis, which shall be any quarterly period ending on March 31, June 30, September 30 or December 31 of any year.

         "Fiscal Year" shall mean a fiscal year of Willis, which shall end on the last day of December.

         "Generally  Accepted  Accounting   Principles"  or  "GAAP"  shall  mean
         generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

         "Governmental Authority" shall mean the federal, state, county or municipal government, or any department, agency, bureau or other similar type body obtaining authority therefrom or created pursuant to any laws, including without limitation Environmental Control Statutes.

         "Hazardous Substances" shall mean without limitation, any regulated substance, toxic substance, hazardous substance, hazardous waste, pollution, pollutant or contaminant, as defined or referred to in the Resource Conservation and Recovery Act, as amended, 15 U.S.C., ss.2601 et seg.; the Comprehensive Environmental Response, Compensation and Liability Act, 33 U.S.C. ss.1251 et seg.; the federal underground storage tank law, Subtitle I of the Resource Conservation and Recovery Act, as amended, P.L. 98-616, 42 U.S.C. ss.6901 et seg.; together with any amendments thereto, regulations promulgated thereunder and all substitutions thereof, as well as words of similar purport or meaning referred to in any other federal, state, county or municipal environmental statute, ordinance, rule or regulation.

         "Indebtedness for Borrowed Money" shall mean (i) all indebtedness, liabilities, and obligations, now existing or hereafter arising, for money borrowed by Willis, whether or not evidenced by any note, indenture, or agreement (including, without limitation, the Note and any indebtedness for money borrowed from an Affiliate) and (ii) all indebtedness of others for money borrowed (including indebtedness of an Affiliate) with respect to which Willis has become liable by way of a guarantee or indemnity.

                                                                   Dated
Credit Agreement                       - 4 -                       June 12, 1997

         "Intangible Assets" shall mean all assets which would be classed as intangible assets under GAAP consistently applied, including, without limitation, goodwill (whether representing the excess of cost over book value of assets acquired or otherwise), patents, trademarks, trade names, copyrights, franchises, and deferred charges (including, without limitation, unamortized debt discount and expense, organization costs, and research and development costs). For purposes of this definition, prepayments of taxes, license fees and other expenses shall not be deemed Intangible Assets.

         "Investment" in any Person shall mean (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of such Person; (b) any deposit with, or advance, loan or other extension of credit to, such Person (other than any such deposit, advance, loan or extension of credit having a term not exceeding 90 days in the case of unaffiliated Persons and 120 days in the case of Affiliates representing the purchase price of inventory or supplies purchased in the ordinary course of business) or guarantee or assumption of, or other contingent obligation with respect to, Indebtedness for Borrowed Money or other liability of such Person; and
         (c) (without duplication of the amounts included in (a) and (b)) any amount that may, pursuant to the terms of such investment, be required to be paid, deposited, advanced, lent or extended to or guaranteed or assumed on behalf of such Person.

         "Lien" shall mean any lien, mortgage, security interest, chattel mortgage, pledge or other encumbrance (statutory or otherwise) of any kind securing satisfaction of an Obligation, including any agreement to give any of the foregoing, any conditional sales or other title retention agreement, any lease in the nature thereof, and the filing of or the agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction or similar evidence of any encumbrance, whether within or outside the United States.

         "Loan" or "Loans" shall mean a Revolving Credit Loan or Loans.

         "Loan Documents" shall mean this Agreement, the Note, the Security Agreement, and all other documents directly related or incidental to said documents, the Loans or the Collateral.

         "Material Adverse Change" shall mean any event or condition which, in the reasonable determination of the Bank, could result in a material adverse change in the financial condition, business, properties or profits of Willis or which gives reasonable grounds to conclude that Willis, may not or will not be able to perform or observe (in the normal course) its obligations under the Loan Documents to which it is a party, including but not limited to the Note.

         "Material Adverse Effect" shall mean a material adverse effect (i) on the financial condition, business, properties, or profits of Willis,
         (ii) the ability of Willis to perform its obligations under this Agreement, the Note and the other Loan Documents, or (iii) the legality, validity or enforceability of this Agreement or the Note or the rights and remedies of the holders of the Loans.

         "Monthly Lease Portfolio and Receivables Report" shall mean a report in summary form of the status of accounts receivable in respect of all leases which are part of the Collateral in form and substance reasonably satisfactory to the Bank.

                                                                   Dated
Credit Agreement                       - 5 -                       June 12, 1997

         "Multiemployer Plan" shall mean a multiemployer plan as defined in ERISA ss.4001(a)(3), which covers employees of Willis or any ERISA Affiliate.

         "Net Income" shall mean net income after income taxes as shown on the balance sheet.

         "Net Worth" shall mean the sum of capital stock, plus paid-in capital, plus retained earnings, minus treasury stock.

         "Note" shall mean the Revolving Credit Note.

         "Obligations" shall mean all now existing or hereafter arising debts, obligations, covenants, and duties of payment or performance of every kind, matured or unmatured, direct or contingent, owing, arising, due, or payable to the Bank by or from Willis arising out of this Agreement or any other Loan Document, including, without limitation, all obligations to repay principal of and interest on the Loans, and to pay interest, fees, costs, charges, expenses, professional fees, and all sums chargeable to Willis or for which Willis is liable as indemnitor under the Loan Documents, whether or not evidenced by any note or other instrument.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation and any successor thereto.

         "Pension Plan" shall mean, at any time, any Plan (including a Multiemployer Plan), the funding requirements of which (under ERISA ss.302 or Code ss.412) are, or at any time within the six years immediately preceding the time in question, were in whole or in part, the responsibility of Willis or any ERISA Affiliate.

         "Permitted Liens" shall mean (a) any Liens for current taxes, assessments and other governmental charges not yet due and payable or being contested in good faith by Willis by appropriate proceedings and for which adequate reserves have been established by Willis as reflected in Willis's financial statements; (b) any mechanic's, materialman's, carrier's, warehousemen's or similar Liens for sums not yet due or being contested in good faith by Willis by appropriate proceedings and for which adequate reserves have been established by Willis as reflected in Willis's financial statements; (c) easements, rights-of-way, restrictions and other similar encumbrances on the real property or fixtures of Willis incurred in the ordinary course of business which individually or in the aggregate are not substantial in amount and which do not in any case materially detract from the value or marketability of the property subject thereto or interfere with the ordinary conduct of the business of Willis; (d) Liens (other than Liens imposed on any property of Willis pursuant to ERISA or ss.412 of the
         Code) incurred or deposits made in the ordinary course of business, including Liens in connection with workers' compensation, unemployment insurance and other types of social security and Liens to secure performance of tenders, statutory obligations, surety and appeal bonds (in the case of appeal bonds such Lien shall not secure any reimbursement or indemnity obligation in an amount greater than $2,500,000), bids, leases that are not Capitalized Leases, performance bonds, sales contracts and other similar obligations, in each case, not incurred in connection with the obtaining of credit or the payment of a deferred purchase price, and which do not, in the aggregate, result in a Material Adverse Effect; and (e) Liens, if any, existing on the date hereof and listed in Schedule 1 hereto other than Liens of the character referred to in clause (f); (f) Liens on specific assets purchased whether before or after the date hereof and any revenue

                                                                   Dated
Credit Agreement                        - 6 -                      June 12, 1997
         stream directly attributable thereto provided that such liens are limited to the Equipment so purchased and the revenue stream generated therefrom.

         "Person" shall mean any individual, corporation, partnership, joint venture, association, company, business trust or entity, or other entity of whatever nature.

         "Plan" shall mean an employee benefit plan as defined in ss.3(3) of ERISA, other than a Multiemployer Plan, whether formal or informal and whether legally binding or not.

         "Potential Default" shall mean an event, condition or circumstance that with the giving of notice or lapse of time or both would become an Event of Default.

         "Prime Rate" shall mean, for any day, the prime commercial lending rate of CoreStates Bank, N.A., as announced from time to time at its head office, calculated on the basis of 30 day months and a year of 360 days.

         "Prohibited Transaction" shall mean a transaction that is prohibited under Code ss.4975 or ERISA ss.406 and not exempt under Code ss.4975 or ERISA ss.408.

         "Regulation" shall mean any statute, law, ordinance, regulation, order or rule of any United States or foreign, federal, state, local or other government or governmental body, including, without limitation, those covering or related to banking, financial transactions, securities, public utilities, environmental control, energy, safety, health, transportation, bribery, record keeping, zoning, antidiscrimination, antitrust, wages and hours, employee benefits, and price and wage control matters.

         "Release" shall mean without limitation, the presence, leaking, leaching, pouring, emptying, discharging, spilling, using, generating, manufacturing, refining, transporting, treating, or storing of Hazardous Substances at, into, onto, from or about the property or the threat thereof, regardless of whether the result of an intentional or unintentional action or omission, and which is in violation of applicable law.

         "Reportable Event" shall mean, with respect to a Pension Plan: (a) Any of the events set forth in ERISA Sections 4043(b) (other than a reportable event as to which the provision of 30 days' notice to the PBGC is waived under applicable regulations) or 4063(a) or the regulations thereunder, (b) an event requiring any Willis or any ERISA Affiliate to provide security to a Pension Plan under Code ss.401(a)(29) and (c) any failure by any Willis or any ERISA Affiliate to make payments required by Code ss.412(m).

         "Revolver Termination Date" shall meaning set forth in ss.2.1.

         "Revolving Credit Loan" shall have the meaning set forth in ss.2.1.

         "Revolving Credit Note" shall have the meaning set for in ss.2.2.

         "Revolving Loan Commitment" shall have the meaning set forth in ss.2.1.

                                                                   Dated
Credit Agreement                        - 7 -                      June 12, 1997

         "Revolving Loan Commitment Fee" shall have the meaning set forth in ss.2.5.(b).

         "Security Agreement" shall mean the Mortgage and Security Agreement in the form and substance attached hereto as Exhibit C.

         "Solvent" shall mean, with respect to any Person, that the aggregate present fair saleable value of such Person's assets is in excess of the total amount of its probable liabilities on its existing debts as they become absolute and matured, such Person has not incurred debts beyond its foreseeable ability to pay such debts as they mature, and such Person has capital adequate to conduct the business it is presently engaged in or is about to engage in.

         "Standby Letter of Credit" shall mean only those standby letters of credit issued pursuant to a completed application on the form of letter of credit application required by the Bank at the time of the request for each Standby Letter of Credit.

         "Subsidiary" shall mean a corporation or other entity the shares of stock or other equity interests of which having ordinary voting power (other than stock or other equity interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries or both, by Willis.

         "Tangible Net Worth" shall mean Net Worth, minus Intangible Assets.

         "Termination Event" shall mean, with respect to a Pension Plan: (a) a Reportable Event, (b) the termination of a Pension Plan, or the filing of a notice of intent to terminate a Pension Plan, or the treatment of a Pension Plan amendment as a termination under ERISA ss.4041(c), (c) the institution of proceedings to terminate a Pension Plan under ERISA ss.4042 or (d) the appointment of a trustee to administer any Pension Plan under ERISA ss.4042.

         "Unfunded Pension Liabilities" shall mean, with respect to any Pension Plan at any time, the amount determined by taking the accumulated benefit obligation, as disclosed in accordance with Statement of Accounting Standards No. 87, over the fair market value of Pension Plan assets.

         "Unrecognized Retiree Welfare Liability" shall mean, with respect to any Plan that provides post-retirement benefits other than pension benefits, the amount of the accumulated post-retirement benefit obligation, as determined in accordance with Statement of Financial Accounting Standards No. 106, as of the most recent valuation date. Prior to the date such statement is applicable to any Willis, such amount of the obligation shall be based on an estimate made in good faith.

         1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with Generally Accepted Accounting Principles consistent with those applied in the preparation of the financial statements referred to in ss.3.5, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

                                                                   Dated
Credit Agreement                       - 8 -                       June 12, 1997

                                  2. The Credit

         2.1. The Loans. Subject to the terms and conditions herein set forth and in reliance upon the representations, warranties and covenants contained herein, CoreStates Bank agrees to make revolving credit loans ("Revolving Credit Loans") to Willis upon receipt of loan requests therefor in amounts not to exceed at any time outstanding, in the aggregate, $15,000,000 (such amount, as the same may be reduced pursuant to ss.2.7 hereof being hereinafter called the "Revolving Loan Commitment"). For purposes of determining the amount of Revolving Credit Loans outstanding, the Standby Letters of Credit issued pursuant to ss.2.2 hereof shall be deemed Revolving Credit Loans and shall be added to the Revolving Credit Loans outstanding to determine the aggregate Revolving Credit Loans outstanding. As provided below, Revolving Credit Loans may be requested by Willis, and made from time to time prior to the Revolver Termination Date. All Loans shall be made to Willis at the main office of the Bank, Broad and Chestnut Streets, Philadelphia, Pennsylvania 19101.

         Revolving Credit Loans may be made from time to time during the period beginning on the date hereof and ending on June 12, 1998 or on the earlier date of termination in full, pursuant to ss.2.7 or ss.8.1 hereof, of the obligations of the Bank under this ss.2.1 (June 12, 1998 or such earlier date of termination being herein called the "Revolver Termination Date"). Revolving Credit Loans at the occasion of each borrowing shall be in aggregate principal amounts at least equal to $150,000 or, if less, the remaining unused amount of the Revolving Loan Commitment. Willis shall not be entitled to any Revolving Credit Loan if, after giving effect to such Loan, the unpaid amount of the then outstanding Revolving Credit Loans would exceed the then current Borrowing Base. Prior to the Revolver Termination Date and within the limits of the Revolving Loan Commitment and the Borrowing Base, Willis may borrow, prepay and reborrow Revolving Credit Loans. All Revolving Credit Loans shall mature and be due and payable as set forth in the next paragraph of this ss.2.1 unless the maturity of said Loans is accelerated as provided in ss.2.7 or ss.8.1 hereof.

         At the end of each Agreement Year, Willis may request that the Revolver Termination Date be extended for one full year by notifying CoreStates Bank in writing not more than 90 days nor less than 60 days prior to the end of the existing Agreement Year that it desires an extension of the Revolver Termination Date. If CoreStates Bank in its sole discretion shall elect to extend the Revolver Termination Date for one full year, it shall notify Willis in writing prior to the end of the existing Agreement Year that it is willing to extend the Revolver Termination Date on the terms and conditions set forth herein. If CoreStates Bank shall not issue such written notice, the Revolver Termination Date shall not be deemed extended. In the Event that the Revolver Termination Date is not extended and provided that the maturity date of the Revolving Credit Loans has not been accelerated as provided in ss.2.7 or ss.8.1 hereof, the outstanding principal balance of the Note shall be repaid in 23 monthly installments, each in the amount of the greater of (i) 1.75% of the Revolving Credit Loans outstanding at the Revolver Termination Date or (ii) 90% of the aggregate lease payments received in respect of items of Collateral which are subject to lease during the specified month and a final installment in the amount of the unpaid balance of the Revolving Credit Loans outstanding at the end of the 24th month following the Revolver Termination Date. In addition to the monthly payments described above, if any payment is required to be made in order to remain in compliance with the Borrowing Base covenant in ss.7.5 herein, such additional payment shall reduce the final installment only and shall not have any effect on the 23 monthly installments. The term "Agreement Year" shall mean a one year period ending on the same month and day as the Revolver

                                                                   Dated
Credit Agreement                       - 9 -                       June 12, 1997

Termination Date. The first Agreement Year will expire on the first anniversary of the date of this Agreement.

         Willis may have Revolving Credit Loans outstanding at any time and from time to time in an aggregate amount up to, but not exceeding $5,000,000 for the acquisition of Category B Equipment. Any item of Category B Equipment which is a Stage III jet engine shall be deducted from Category B Equipment and become part of Category A Equipment upon the physical removal of that engine from its airframe, provided that such Equipment otherwise qualifies as Category A Equipment.

         2.2. Standby Letters of Credit. The Bank, under the terms and subject to the conditions of this Agreement, agrees to provide Standby Letters of Credit to Willis, from time to time prior to the Revolver Termination Date, as requested by Willis, provided that (A) the aggregate amount of Standby Letters of Credit outstanding at any one time shall not exceed $2,000,000 or such lesser amount, if any, as will, when added to the amount of the Revolving Credit Loans then outstanding, aggregate $15,000,000 (or such lesser amount as Willis is entitled to borrow hereunder at such time by reason of the limitation of the Borrowing Base or otherwise), and (B) no Standby Letter of Credit shall be for a term longer than one year.

         Willis shall request a Standby Letter of Credit by delivering a completed letter of credit application to the Bank on such form as may be specified by the Bank not less than three Business Days prior to the date specified by Willis as the date the Standby Letter of Credit is to be issued. The standard form of CoreStates' letter of credit application as currently in effect shall be used.

         Standby Letters of Credit shall not bear interest until drawn upon but shall each be subject to an annual charge, payable in advance, as such may exist from time to time, provided, however, that at no time shall the annual charge for any Standby Letter of Credit exceed 2.75%.

         Any obligation of Willis to pay money in connection with any Standby Letter of Credit or the application therefor shall be deemed secured as if made as a Loan hereunder. In the event Willis shall terminate the Commitment as provided in ss.2.6 and shall pay the outstanding principal amount of the Revolving Credit Loans in full and with interest or the Revolver Termination Date shall occur at a time when one or more Standby Letters of Credit remain outstanding, then Willis shall furnish to the Bank within two Business Days such amount of cash, to be held as cash collateral and invested in certificates of deposit of the Bank with interest payable to Willis, as will pay the maximum amount which may be drawn by beneficiaries of Standby Letters of Credit outstanding at the date of such termination or the Revolver Termination Date, as applicable.

         2.3. The Revolving Credit Note. The Revolving Credit Loans made by the Bank shall be evidenced by a single promissory note of Willis (such promissory note as it may be amended, extended, modified, restated, replaced, substituted for or renewed, the "Revolving Credit Note") in principal face amount equal to the Bank's Revolving Loan Commitment, payable to the order of the Bank and otherwise in the form attached hereto as Exhibit A. The Revolving Credit Note shall be dated the Closing Date, shall bear interest at the rate per annum and be payable as to principal and interest in accordance with the terms hereof. Each outstanding Revolving Credit Loan shall be and payable as set forth in ss.2.1 hereof unless the maturity of said Loans is accelerated as provided in ss.2.7 or ss.8.1 hereof. The Bank shall maintain records of all Loans evidenced by the Revolving Credit Notes and of all payments thereon, which records shall be conclusive absent manifest error

                                                                   Dated
Credit Agreement                       - 10 -                      June 12, 1997

        2.4. Funding Procedures

         (a) Requests for Advance. Each request for a Loan shall be made not later than 2:00 p.m. on a Business Day by delivery to the Bank of a written request signed by Willis or in the alternative a telephone request followed promptly by written confirmation of the request, specifying the date, amount and type of the Loan to be made. Each request shall be received not less than one Business Day prior to the date of the proposed borrowing. No request shall be effective until actually received in writing by the Bank. Willis may not request more than three advances per week.

         (b) Irrevocability. Upon receipt of a request for a Loan and if the conditions precedent provided herein shall be satisfied at the time of such request, the request for a Loan shall not be revocable by Willis.

         (c) Availability of Funds. In the case of a borrowing, the Bank will make funds immediately available to Willis on the date of each Loan by a credit to the account of Willis at the Bank's address set forth opposite its name on the signature page hereof.

        2.5. Interest. Each Loan shall bear interest on the principal amount thereof from the date made until such Loan is paid in full, at a rate per annum equal to the Prime Rate plus 1/2 of 1%.

        2.6.  Fees.

         (a) Structuring and Arranging Fee. Willis agrees to pay to the Bank a structuring and arranging fee (the "Fee") in the amount of 1/2 of 1% of the Revolving Loan Commitment at the time this Agreement is executed and delivered by both parties. The $10,000 deposit paid to the Bank by Willis in March, 1997 shall be credited in full to the amount due with respect to the Closing Fee.

         (b) Revolving Loan Commitment Fee. Willis agrees to pay to the Bank as compensation for the Revolving Loan Commitment, a fee (the "Revolving Loan Commitment Fee") computed as follows: (1) when the average daily balance of the aggregate Loans outstanding under the Revolving Credit Note (measured over the previous calendar quarter or portion thereof, as applicable) is less than 50% of the Revolving Loan Commitment, Willis shall pay a Revolving Loan Commitment Fee equal to 3/8 of 1% of the unused portion of the Revolving Loan Commitment, and
(2) when the average daily balance of the aggregate Loans outstanding under the Revolving Credit Note (measured over the previous calendar quarter or portion thereof, as applicable) is at least 50% of the Revolving Loan Commitment, Willis shall pay a Revolving Loan Commitment Fee equal to 1/4 of 1% of the unused portion of the Revolving Loan Commitment. The Revolving Loan Commitment Fee shall be payable in arrears on the first day of each January, April, July and October, commencing July 1, 1997 (for the three month period or portion thereof ended on the preceding day), and ending on the Revolver Termination Date. The Revolving Loan Commitment Fee shall be calculated on the basis of a 360 day year.

        2.7. Reduction or Termination of Commitments.

         (a) Voluntary. Willis may at any time, on not less than one Business Days' written notice, terminate or permanently reduce the Revolving Loan Commitment, provided that any reduction shall be

                                                                   Dated
Credit Agreement                       - 11 -                      June 12, 1997
in the minimum amount of $150,000 or a multiple thereof and that no such reduction shall cause the principal amount of Loans outstanding to exceed the reduced Revolving Loan Commitment.

         (b) Revolving Loan Commitment Termination. In the event the Revolving Loan Commitment is terminated, the Revolver Termination Date shall be accelerated to the date of such termination and Willis shall, simultaneously with such termination, repay the Revolving Credit Loans in accordance with ss.2.9.

        2.8 Voluntary Prepayments. On one Business Day's notice to the Bank, Willis may, without penalty, at its option, prepay any Loan in whole at any time or in part from time to time, provided that each partial prepayment shall be in the minimum principal amount of $150,000 or, if greater, then in multiples thereof and, if less than $150,000 shall be outstanding, in principal amount equal to amount remaining outstanding. Notwithstanding the foregoing, prepayments may be made in connection with the release of collateral as provided in ss.9.3, which prepayments shall not be subject to the requirements of the previous sentence.

        2.9. Payments.

         (a) Accured Interest. Accrued interest on all Loans shall be due and payable on the first Business Day of each calendar month and upon the Revolver Termination Date.

         (b) Form of Payments, Application of Payments, Payment Administration, Ect. All payments of principal, interest, fees, or other amounts payable by Willis hereunder shall be remitted to the Bank at the address set forth opposite its name on the signature page hereof or at such office or account as the Bank shall specify to Willis, in immediately available funds not later than 2:00 p.m. on the day when due. Whenever any payment is stated as due on a day which is not a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day and interest and commitment fees shall continue to accrue during such extension. Willis authorizes the Bank to deduct from any account of Willis maintained at the Bank or over which the Bank has control any amount payable under this Agreement, the Note or any other Loan Document which is not paid in a timely manner. The Bank's failure to deliver any bill, statement or invoice with respect to amounts due under this Section or under any Loan Document shall not affect Willis's obligation to pay any installment of principal, interest or any other amount under this Agreement when due and payable.

         (c) Demand Deposit Account. Willis shall maintain at least one demand deposit account with the Bank for purposes of this Agreement. Willis authorizes the Bank to deposit into said account all amounts to be advanced to Willis hereunder. Further, Willis authorizes the Bank (but the Bank shall not be obligated) to deduct from said account, or any other account maintained by Willis at the Bank, any amount payable hereunder on or after the date upon which it is due and payable. Such authorization shall include but not be limited to amounts payable with respect to principal, interest, fees and expenses.

         (d) Net Payments. All payments made to the Bank by Willis hereunder, under any Note or under any other Loan Document will be made without set off, counterclaim or other defense.

                                                                   Dated
Credit Agreement                        - 12 -                     June 12, 1997

                        3. Representations and Warranties

         Willis represents and warrants to the Bank that:

        3.1. Organization, Standing. It (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority necessary to own its assets, carry on its business and enter into and perform its obligations hereunder, and under each Loan Document to which it is a party, and (iii) is qualified to do business and is in good standing in each jurisdiction where the nature of its business or the ownership of its properties requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

        3.2. Corporate Authority, Validity, Etc. The making and performance of the Loan Documents to which it is a party are within its power and authority and have been duly authorized by all necessary corporate action. The making and performance of the Loan Documents do not and under present law will not require any consent or approval not obtained of any of Willis's shareholders, or any other person, do not and under present law will not violate any law, rule, regulation order, writ, judgment, injunction, decree, determination or award, do not violate any provision of its charter or by-laws, do not and will not result in any breach of any material agreement, lease or instrument to which it is a party, by which it is bound or to which any of its assets are or may be subject, and do not and will not give rise to any Lien upon any of its assets. The number of shares and classes of the capital stock of Willis and the ownership thereof are accurately set forth on Schedule 1 attached hereto; all such shares are validly issued, fully paid and non-assessable, and the issuance and sale thereof are in compliance with all applicable federal and state securities and other applicable laws. Further, Willis is not in default under any such agreement, lease or instrument except to the extent such default reasonably could not have a Material Adverse Effect. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by Willis of any Loan Document to which it is a party or for the validity or enforceability thereof, except any filings or registrations expressly contemplated by the Loan Documents. Each Loan Document, when executed and delivered, will be the legal, valid and binding obligation of Willis, enforceable against it in accordance with its terms.

        3.3. Litigation. Except as disclosed on Schedule 1, there are no actions, suits or proceedings pending or, to Willis's knowledge, threatened against or affecting Willis or any of its assets before any court, government agency, or other tribunal which if adversely determined reasonably could have a Material Adverse Effect or upon the ability of Willis to perform under the Loan Documents. If there is any disclosure on Schedule 1, the status (including the tribunal, the nature of the claim and the amount in controversy) of each such litigation matter as of the date of this Agreement is set forth in Schedule 1.

        3.4. ERISA. (a) Willis and each ERISA Affiliate are in compliance in all material respects with all applicable provisions of ERISA and the regulations promulgated thereunder; and, neither Willis, nor any ERISA Affiliate maintains or contributes to or has maintained or contributed to any multiemployer plan (as defined in ss.4001 of ERISA) under which Willis or any ERISA Affiliate could have any withdrawal liability; (b) neither Willis nor any ERISA Affiliate, sponsors or maintains any Plan under which there is an accumulated funding deficiency within the meaning of ss.412 of the Code, whether or not waived; (c) the aggregate liability for accrued benefits and other ancillary benefits under each Plan that is or will be sponsored or maintained by Willis or any ERISA Affiliate (determined on the basis of the actuarial

                                                                   Dated
Credit Agreement                       - 13 -                      June 12, 1997
assumptions prescribed for valuing benefits under terminating single-employer defined benefit plans under Title IV of ERISA) does not exceed the aggregate fair market value of the assets under each such defined benefit pension Plan;
(d) the aggregate liability of Willis and each ERISA Affiliate arising out of or relating to a failure of any Plan to comply with the provisions of ERISA or the Code, will not have a Material Adverse Effect; and (e) there does not exist any unfunded liability (determined on the basis of actuarial assumptions utilized by the actuary for the plan in preparing the most recent Annual Report) of Willis or any ERISA Affiliate under any plan, program or arrangement providing post-retirement life or health benefits.

        3.5. Financial Statements. The consolidated financial statements of Willis as of and for the Fiscal Years ending December 31, 1996 and December 31, 1995, consisting of a balance sheet, a statement of operations, a statement of shareholders' equity, a statement of cash flows and accompanying footnotes, and the interim consolidated and consolidating financial statements of Willis as of March 31, 1997 furnished to the Bank in connection herewith, present fairly, in all material respects, the financial position, results of operations and operating statistics Willis as of the dates and for the periods referred to, in conformity with GAAP. Except as set forth on Schedule 1 hereto, there are no liabilities, fixed or contingent, which are not reflected in such financial statements, other than liabilities which are not required to be reflected in such balance sheets.

        3.6. Not in Default, Judgments, Etc. No Event of Default or Potential Default under any Loan Document has occurred and is continuing. Willis has satisfied all judgments and is not in default with respect to any judgment, writ, injunction, decree, rule, or regulation of any court, arbitrator, or federal, state, municipal, or other governmental authority, commission, board bureau, agency, or instrumentality, domestic or foreign.

        3.7 Taxes. Willis has filed all federal, state, local and foreign tax returns and reports which it is required by law to file and as to which its failure to file would have a Material Adverse Effect, and has paid all taxes, including wage taxes, assessments, withholdings and other governmental charges which are presently due and payable, other than those being contested in good faith by appropriate proceedings, if any, and disclosed on Schedule 1. The tax charges, accruals and reserves on the books of Willis are adequate to pay all such taxes that have accrued but are not presently due and payable.

        3.8. Permits, Licenses, Etc. Willis possesses all permits, licenses, franchises, trademarks, trade names, copyrights and patents necessary to the conduct of its business as presently conducted or as presently proposed to be conducted, except where the failure to possess the same would not have a Material Adverse Effect.

        3.9. No Materially Adverse Contracts, Etc. To the best of its knowledge, Willis is not subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of its directors or officers has or is expected in the future to have a materially adverse effect on its operations, business, assets, liabilities or upon its ability to perform under the Loan Documents. Willis is not a party to any contract or agreement which in the judgment of its directors or officers has or is expected to have any materially adverse effect on its business, except as otherwise reflected in adequate reserves.

                                                                   Dated
Credit Agreement                       - 14 -                      June 12, 1997

         3.10.  Compliance with Laws, Etc.

         (a) Compliance Generally. Willis is in compliance in all material respects with all Regulations applicable to its business (including obtaining all authorizations, consents, approvals, orders, licenses, exemptions from, and making all filings or registrations or qualifications with, any court or governmental department, public body or authority, commission, board, bureau, agency, or instrumentality), the noncompliance with which reasonably could have a Material Adverse Effect.

         (b) Hazardous Wastes, Substances and Petroleum Products. Willis received all permits and filed all notifications necessary to carry on its business; and is in compliance in all respects with all Environmental Control Statutes. Willis has not given any written or oral notice, nor has it failed to give required notice, to the Environmental Protection Agency ("EPA") or any state or local agency with regard to any actual or imminently threatened Release of Hazardous Substances on properties owned, leased or operated by it or used in connection with the conduct of its business and operations. Willis has not received notice that it is potentially responsible for costs of clean-up or remediation of any actual or imminently threatened Release of Hazardous Substances pursuant to any Environmental Control Statute. No real property owned or leased by it is in violation of any Environmental Laws and no Hazardous Substances are present on said real property in violation of applicable law. Willis has not been identified in any litigation, administrative proceedings or investigation as a potentially responsible party for any liability under any Environmental Laws.

        3.11. Solvency. Willis is, and after giving effect to the transactions contemplated hereby, will be, Solvent.

        3.12. Subsidiaries, Etc. Willis does not have any Subsidiaries, except as set forth In Schedule 1 hereto. Set forth in Schedule 1 hereto is a complete and correct list, as of the date of this Agreement, of all Investments held by Willis in any joint venture or other Person.

        3.13. Title to Properties, Leases. Willis has good and marketable title to all assets and properties reflected as being owned by it in its financial statements as well as to all assets and properties acquired since said date (except property disposed of since said date in the ordinary course of business). Except for the Liens set forth in Schedule 1 hereto and any other Permitted Liens, there are no Liens on any of such assets or properties. It has the right to, and does, enjoy peaceful and undisturbed possession under all material leases under which it is leasing property as a lessee. All such leases are valid, subsisting and in full force and effect, and none of such leases is in default, except where such default, either individually or in the aggregate, could not have a Material Adverse Effect.

        3.14. Public Utility Holding Company; Investment Company. Willis is not a "public utility company" or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended; or a "public utility" within the meaning of the Federal Power Act, as amended. Further, it is not an "investment company" or an "affiliated person" of an "investment company" or a company "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                                                                   Dated
Credit Agreement                       - 15 -                      June 12, 1997

        3.15. Margin Stock. Willis is not and will not be engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying or trading in any margin stocks or margin securities (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System as amended from time to time). Neither will it use or permit any proceeds of the Loans to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stocks or margin securities.

        3.16. Use of Proceeds. Willis will use the proceeds of any Loan to be made pursuant hereto for the purchase of Equipment as contemplated herein.

        3.17. Depreciation Policies. Willis's depreciation policies are as set forth on Exhibit E. These policies have been in effect without change since January 1, 1997.

        3.18. Disclosure Generally. The representations and statements made by Willis or on its behalf in connection with this credit facility and the Loans, including representations and statements in each of the Loan Documents, do not and will not contain any untrue statement of a material fact or omit to state a material fact or any fact necessary to make the representations made not materially misleading. No written information, exhibit, report, brochure or financial statement furnished by Willis to the Bank in connection with this credit facility, the Loans, or any Loan Document contains or will contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

                             4. Conditions Precedent

        4.1. All Loans. The obligation of the Bank to make any Loan is conditioned upon the following:

         (a) Request For Advance. Willis shall have delivered and the Bank shall have received a Request for Advance in such form as the Bank may request from time to time.

         (b) Borrowing Base Certificate. Willis shall have delivered and the Bank shall have received a Borrowing Base Certificate dated the date of the Loan Requested under this Agreement.

         (c) Covenants; Representation. Willis shall be in compliance with all covenants, agreements and conditions in each Loan Document and each representation and warranty contained in each Loan Document shall be true with the same effect as if such representation or warranty had been made on the date such Loan is made or issued.

         (d) Defaults. Immediately prior to and after giving effect to such transaction, no Event of Default or Potential Default shall exist.

         (e) Material Adverse Change. Since March 31, 1997, there shall not have been any Material Adverse Change with respect to Willis.

        4.2. Conditions to First Loan. In addition to the conditions to all Loans as provided in ss.4.1, the obligation of the Bank to make the first Loan is conditioned upon the following:

                                                                   Dated
Credit Agreement                       - 16 -                      June 12, 1997

         (a) Articles, Bylaws. The Bank shall have received copies of the Articles or Certificate of Incorporation and Bylaws of Willis certified by its Secretary or Assistant Secretary; together with Certificate of Good Standing from any jurisdiction where the nature of its business or the ownership of its properties requires such qualification except where the failure to be so qualified would not have a Material Adverse Effect.

         (b) Evidence of Authorization. The Bank shall have received copies certified by the Secretary or Assistant Secretary of Willis or other appropriate official (in the case of a Person other than Willis) of all corporate or other action taken by each Person other than the Bank who is a party to any Loan Document to authorize its execution and delivery and performance of the Loan Documents and to authorize the Loans, together with such other related papers as the Bank shall reasonably require.

         (c) Legal Opinions. The Bank shall have received a favorable written opinions in form and substance satisfactory to the Bank from John Votruba, Counsel of Willis, and McAfee & Taft, P.C., or other reasonably acceptable counsel which shall be addressed to the Bank and be dated the date of the first Loan.

         (d) Incumbency. The Bank shall have received a certificate signed by the secretary or assistant secretary of Willis, together with the true signature of the officer or officers authorized to execute and deliver the Loan Documents and certificates thereunder, upon which the Bank shall be entitled to rely conclusively until it shall have received a further certificate of the secretary or assistant secretary of Willis amending the prior certificate and submitting the signature of the officer or officers named in the new certificate as being authorized to execute and deliver Loan Documents and certificates thereunder.

         (e) Note. The Bank shall have received the Revolving Credit Note duly executed, completed and issued in accordance herewith.

         (f) Documents. The Bank shall have received all certificates, instruments and other documents then required to be delivered pursuant to any Loan Documents, in each instance in form and substance reasonably satisfactory to it.

         (g) Consents. Willis shall have provided to the Bank evidence satisfactory to it that all governmental, shareholder and third party consents and approvals necessary in connection with the transactions contemplated hereby have been obtained and remain in effect.

         (h) Other Agreements. Willis shall have executed and delivered each other Loan Document required hereunder.

         (i) Fees, Expenses. Willis shall simultaneously pay or shall have paid all fees and expenses due hereunder or any other Loan Document.

                            5. Affirmative Covenants

         Willis covenants and agrees that, without the prior written consent of the Bank, from and after the date hereof and so long as any Obligation remains unpaid or outstanding, it will:

                                                                   Dated
Credit Agreement                       - 17 -                      June 12, 1997

        5.1. Financial Statements and Reports. Furnish to the Bank the following financial information:

         (a) Annual Statements. No later than one hundred and twenty (120) days after the end of each Fiscal Year, the consolidated and consolidating balance sheet of Willis as of the end of such year and the prior year in comparative form, and related statements of operations, shareholders' equity, and cash flows for the Fiscal Year and the prior Fiscal Year in comparative form. The financial statements shall be in reasonable detail with appropriate notes and be prepared in accordance with GAAP. The consolidated annual financial statements shall be certified (without any qualification or exception) by KPMG Peat Marwick LLP or other independent public accountants reasonably acceptable to the Bank. Such financial statements shall be accompanied by a report of such independent certified public accountants stating that, in the opinion of such accountants, such financial statements present fairly, in all material respects, the financial position, and the results of operations and the cash flows of Willis for the period then ended in conformity with GAAP, except for inconsistencies resulting from changes in accounting principles and methods agreed to by such accountants and specified in such report, and that, in the case of such financial statements, the examination by such accountants of such financial statements  has  been  made  in  accordance  with  generally  accepted  auditing standards and accordingly included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and assessing the accounting principles used and significant estimates made, as well as evaluating the overall financial statement presentation. Each financial statement provided under this subsection (a) shall be accompanied by a certificate signed by such accountants either stating that during the course of their examination nothing came to their attention which would cause them to believe that any event has occurred and is continuing which constitutes an Event of Default or Potential Default, or describing each such event. In addition to the annual financial statements, Willis shall, promptly upon receipt thereof, furnish to the Bank a copy of each other report submitted to its board of directors by its independent accountants in connection with any annual, interim or special audit made by them of the financial records of Willis.

         (b) Quarterly Statements. No later than forty-five (45) calendar days after the end of each Fiscal Quarter of each Fiscal Year, the consolidated and consolidating balance sheet and related statements of operations, shareholders' equity and cash flows of Willis for such quarterly period and for the period from the beginning of such fiscal year to the end of such Fiscal Quarter and a corresponding financial statement for the same periods in the preceding Fiscal Year certified by the chief financial officer of Willis as having been prepared in accordance with GAAP (subject to changes resulting from audits and year-end adjustments); provided, however, that if the independent certified public accountants issue a review report on the quarterly financial statements of Willis, the financial statements required by this subsection (b) shall be accompanied by a certificate signed by such accountants either stating that during the course of their examination nothing came to their attention which would cause them to believe that any event has occurred and is continuing which constitutes an Event of Default or Potential Default, or describing each such event and the remedial steps being taken by Willis. Such quarterly statement shall be accompanied by a Compliance Certificate in the form attached hereto as Exhibit D or such other form as the Bank shall reasonably request.

         (c) No Default. Within forty-five (45) calendar days after the end of each of the first three Fiscal Quarters of each Fiscal Year and within one hundred and twenty (120) calendar days after the end of each Fiscal Year, a certificate signed by the chief financial officer of Willis certifying that, to the best of such officer's knowledge, after due inquiry, (i) Willis each has complied with all covenants, agreements and conditions in each Loan Document and that each representation and warranty contained in each Loan

                                                                   Dated
Credit Agreement                       - 18 -                      June 12, 1997

Document is true and correct with the same effect as though each such representation and warranty had been made on the date of such certificate (except to the extent such representation or warranty related to a specific prior date), and (ii) no event has occurred and is continuing which constitutes an Event of Default or Potential Default, or describing each such event and the remedial steps being taken by Willis, as applicable.

         (d) ERISA. All reports and forms filed with respect to all Plans, except as filed in the normal course of business and that would not result in an adverse action to be taken under ERISA, and details of related information of a Reportable Event, promptly following each filing.

         (e) Material Changes. Notification to the Bank of any litigation, administrative proceeding, investigation, business development, or change in financial condition which could reasonably have a Material Adverse Effect, promptly following its discovery.

         (f) Other Information. Promptly, upon request by the Bank from time to time (which may be on a monthly or other basis), Willis shall provide such other information and reports regarding its operations, business affairs, prospects and financial condition as the Bank may reasonably request.

         (g) Borrowing Base Certificates. In the event Willis shall not have delivered a Borrowing Base Certificate to the Bank during an calendar month, it will deliver to the Bank, no later than 15 days after the end of such calendar month as of the last day of the preceding calendar month, a Borrowing Base
Certificate signed by the chief financial officer, treasurer or controller of Willis.

         (h) Monthly Lease Portfolio and Receivables Report. As soon as practicable and in any event within 15 days after the end of each calendar month, Willis will deliver to the Bank a lease portfolio listing and lease receivables aging report (in form and substance reasonably satisfactory to CoreStates).

         (i) Maintenance of Current Depreciation Policies. Willis shall maintain its method of depreciating its assets substantially consistent with past practices as set forth in Exhibit E and will promptly notify the Bank of any deviation from such practices.

         (j) Monthly Lease Receipts Report. Within 15 days after the end of each calendar month following the Revolver Termination Date and until the Note is paid in full, Willis shall deliver to the Bank a report setting forth the items of Collateral on lease and amounts received with respect to each such item of Collateral.

        5.2. Corporate Existence. Preserve its corporate existence and all material franchises, licenses, patents, copyrights, trademarks and trade names consistent with good business practice; and maintain, keep, and preserve all of its properties (tangible and intangible) necessary or useful in the conduct of its business in good working order and condition, ordinary wear and tear expected.

        5.3. ERISA. Comply in all material respects with the provisions of ERISA to the extent applicable to any Plan maintained for the employees of Willis or any ERISA Affiliate; do or cause to be done all such acts and things that are required to maintain the qualified status of each Plan and tax exempt status of each trust forming part of such Plan; not incur any material accumulated funding deficiency (within the meaning of ERISA and the regulations promulgated thereunder), or any material liability to the PBGC (as

                                                                   Dated
Credit Agreement                       - 19 -                      June 12, 1997
established by ERISA); not permit any event to occur as described in ss.4042 of ERISA or which may result in the imposition of a lien on its properties or assets; notify the Bank in writing promptly after it has come to the attention of senior management of Willis of the assertion or threat of any "reportable event" or other event described in ss.4042 of ERISA (relating to the soundness of a Plan) or the PBGC's ability to assert a material liability against it or impose a lien on its, or any ERISA Affiliates', properties or assets; and refrain from engaging in any Prohibited Transactions or actions causing possible liability under ss.5.02 of ERISA.

        5.4. Compliance with Regulations. Comply in all material respects with all Regulations applicable to its business, the noncompliance with which reasonably could have a Material Adverse Effect.

        5.5. Conduct of Business; Permits and Approvals, Compliance with Laws. Continue to engage in an efficient and economical manner in a business of the same general type as conducted by it on the date of this Agreement; maintain in full force and effect, its franchises, and all licenses, patents, trademarks, trade names, contracts, permits, approvals and other rights necessary to the profitable conduct of its business.

        5.6. Maintenance of Properties. Willis will maintain or cause to be maintained in good repair, working order and condition all properties used or useful in its business and make all reasonable and necessary renewals, replacements, additions, betterments and improvements thereof and thereto, so that the business carried on in connection therewith may be conducted in the ordinary course at all times.

        5.7. Ownership; Management. At least 50.1% of the common stock of Willis shall continue to be owned of record and beneficially by Charles F. Willis or CFW Partners, L.P., a limited partnership. Further, Charles F. Willis shall continue to be Chief Executive Officer of Willis and Steven D. Oldenburg shall continue to be Senior Vice President of Capital Markets of Willis.

        5.8. Maintenance of Insurance. Maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof.

        5.9. Payment of Debt; Payment of Taxes, Etc. Where the amount involved exceeds $250,000 or where the non-payment or non-discharge would otherwise have a Material Adverse Effect on Willis or any of its assets: promptly pay and discharge (a) all of its Debt in accordance with the terms thereof; (b) all taxes, assessments, and governmental charges or levies imposed upon it or upon its income and profits, upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default; (c) all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might become a lien or charge upon such property or any part thereof; provided, however, that so long as Willis first notifies the Bank of its intention to do so, Willis shall not be required to pay and discharge any such Debt, tax, assessment, charge, levy or claim so long as the failure to so pay or discharge does not constitute or result in an Event of Default or a Potential Default hereunder and so long as no foreclosure or other similar proceedings shall have been commenced against such property or any part thereof and so long as the validity thereof shall be contested in good faith by appropriate proceedings diligently pursued and it shall have set aside on its books adequate reserves with respect thereto.

                                                                   Dated
Credit Agreement                       - 20 -                      June 12, 1997

        5.10. Notice of Events. Promptly upon discovery of any of the following events, Willis shall provide telephone notice to the Bank (confirmed within three (3) calendar days by written notice), describing the event and all action Willis proposes to take with respect thereto:

         (a) an Event of Default or Potential Default under this Agreement or any other Loan Document;

         (b) any default or event of default under a contract or contracts and the default or event of default involves payments by Willis in an aggregate amount equal to or in excess of $250,000;

         (c) a default or event of default under or as defined in any evidence of or agreements for Indebtedness for Borrowed Money under which Willis's liability is equal to or in excess of $250,000, singularly or in the aggregate, whether or not an event of default thereunder has been declared by any party to such agreement or any event which, upon the lapse of time or the giving of notice or both, would become an event of default under any such agreement or instrument or would permit any party to any such instrument agreement to terminate or suspend any commitment to lend to Willis or to declare or to cause any such indebtedness to be accelerated or payable before it would otherwise be due;

         (d) the institution of, any material adverse determination in, or the entry of any default judgment or order or stipulated judgment or order in, any suit, action, arbitration, administrative proceeding, criminal prosecution or governmental investigation against Willis in which the amount in controversy is in excess of $250,000, singularly or in the aggregate; or

         (e) any change in any Regulation, including, without limitation, changes in tax laws and regulations, which would have a Material Adverse Effect.

        5.11. Inspection Rights. At any time during the existence of an Event of Default or Potential Default, during regular business hours and then as often as requested of Willis by the Bank, permit the Bank, or any authorized officer, employee, agent, or representative of the Bank to examine and make abstracts from the records and books of account of Willis, wherever located, and to visit the properties of Willis; and to discuss the affairs, finances, and accounts of Willis with its Chairman, President, any executive vice president, it chief financial officer, treasurer, controller or independent accountants. If no Event of Default or Potential Default shall be in existence, the Bank shall limit such examination to once each calendar year. Willis shall reimburse the Bank up to $5,000 promptly following the completion of each such examination. In the inspection shall be made during the continuance of a Potential Default or an Event of Default, Willis shall reimburse the Bank for the Bank's reasonable out-of-pocket expense of such inspection. At all times, it is understood and agreed by Willis that all expenses in connection with any such inspection which may be incurred by Willis, any officers and employees thereof and the attorneys and independent certified public accountants therefor shall be expenses payable by Willis and shall not be expenses of the Bank.

        5.12.  Generally  Accepted  Accounting  Principles.  Maintain  books and
records  at  all  times  in  accordance  with  Generally   Accepted   Accounting
Principles.

        5.13. Compliance with Material Contracts. Willis will comply in all material respects with all obligations, terms, conditions and covenants, as applicable, in all Debt of Willis and all instruments and agreements related thereto, and all other instruments and agreements to which it is a party or by which it

                                                                   Dated
Credit Agreement                       - 21 -                      June 12, 1997
is bound or any of its properties is affected and in respect of which the failure to comply reasonably could have a Material Adverse Effect.

        5.14. Use of Proceeds. Willis will use the proceeds of any Loan made pursuant hereto for the purchase of Equipment as provided herein.

        5.15. Further Assurances. Do such further acts and things and execute and deliver to the Bank such additional assignments, agreements, powers and instruments, as the Bank may reasonably require or reasonably deem advisable to carry into effect the purposes of this Agreement or to better assure and confirm unto the Bank its rights, powers and remedies hereunder.

                              6. Negative Covenants

         Willis covenants and agrees that, without the prior written consent of the Bank, from and after the date hereof and so long as Obligation remains unpaid or outstanding, it will not:

        6.1. Consolidation and Merger. Merge or consolidate with or into any corporation except, if (1) no Potential Default or Event of Default shall have occurred and be continuing either immediately prior to or upon the consummation of such transaction, and (2) Willis is the surviving entity.

        6.2. Liens. Create, assume or permit to exist any Lien on any of its property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, except Permitted Liens.

        6.3. Guarantees. Guarantee or otherwise in any way become or be responsible for indebtedness or obligations (including working capital maintenance, take-or-pay contracts) of any unconsolidated Person, contingently or otherwise. Notwithstanding the preceding sentence, Willis may guarantee indebtedness or obligations of unconsolidated Affiliates in amounts not to exceed $15,000,000 in the aggregate, in the ordinary course of business with the prior written consent of the Bank, which consent not to be unreasonably withheld.

        6.4. Margin Stock. Use or permit any proceeds of the Loans to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock within the meaning of Regulation U of The Board of Governors of the Federal Reserve System, as amended from time to time.

        6.5. Acquisitions and Investments. If an Event of Default or a Potential Default exists or would exist immediately thereafter: purchase or otherwise acquire (including without limitation by way of share exchange) any part or amount of the capital stock or assets of, or make any Investments in any other Person; or enter into any new business activities or ventures not directly related to its present business; or create any Subsidiary, except (a) it may acquire and hold stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to it, and (b) it may make and own (i) Investments in certificates of deposit or time deposits having maturities in each case not exceeding one year from the date of issuance thereof and issued by Bank, or any FDIC-insured commercial bank incorporated in the United States or any state thereof having a combined capital and surplus of not less than $150,000,000, (ii) Investments in marketable direct obligations issued or unconditionally guaranteed by the United States

                                                                   Dated
Credit Agreement                       - 22 -                      June 12, 1997
of America, any agency thereof, or backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of issuance or acquisition thereof, (iii) Investments in commercial paper issued by a corporation incorporated in the United States or any State thereof maturing no more than one year from the date of issuance thereof and, at the time of acquisition, having a rating of A-1 (or better) by Standard & Poor's Corporation or P-1 (or better) by Moody's Investors Service, Inc., and (iv) Investments in money market mutual funds all of the assets of which are invested in cash or investments described in the immediately preceding clauses (i), (ii) and (iii).

        6.6. Transfer of Assets; Nature of Business. Willis may not sell, transfer, lease or dispose of assets constituting more than twenty percent (20%) of its assets during any twelve month period without the written consent of CoreStates, such consent not to be unreasonably withheld. Notwithstanding the above, (1) Willis may sell, transfer, pledge, assign, re-lease or otherwise dispose of any equipment coming off lease if such sale or disposition is in the ordinary course of its business, (2) Willis may sell individual or small groups of leases and related equipment from time to time and sell groups of leases in securitization transactions and (3) Willis may engage in the nonrecourse or partial recourse financing of leases. Willis may not discontinue, liquidate or change in any material respect any substantial part of its operations or business.

        6.7. Accounting Change. Without the prior written approval of CoreStates, make or permit any material change in financial accounting policies or financial reporting practices, except as required by Generally Accepted Accounting Principles or regulations of the Securities and Exchange Commission, if applicable.

        6.8 Transactions with Affilates. Enter into any material transaction (including, without limitation, the purchase, sale or exchange of property, the rendering of any services or the payment of management fees) with any Affiliate, except transactions in the ordinary course of, and pursuant to the reasonable requirements of, its business, and in good faith and upon commercially reasonable terms.

        6.9. Restriction on Amendment of This Agreement. Enter into or otherwise become subject to or suffer to exist any agreement which would require it to obtain the consent of any other person as a condition to the ability of CoreStates and Willis to amend or otherwise modify this Agreement.


                             7. Financial Covenants

        7.1. No losses. From and after April 1, 1997, Willis shall not at any time suffer a net loss for the four (4) most - recently ended consecutive Fiscal Quarters.

        7.2. Minimum Tangible Net Worth. Tangible Net Worth will not at any time be less than $19,000,000.

        7.3. Debt to Tangible Net Worth. From and after April 1, 1997, the ratio of Debt (including, without limitation, Debt represented by the Note) to Tangible Net Worth will not exceed 6.00:1 as at the end of any fiscal quarter.

        7.4. Minimum Interest Expense Coverage. From and after April 1, 1997, the ratio of EBIT to interest for the four (4) most recently ended consecutive Fiscal Quarters will not be less than 1.25:1.

                                                                   Dated
Credit Agreement                       - 23 -                      June 12, 1997

        7.5. Borrowing Base. The aggregate principal amount of Loans outstanding shall not at any time exceed the Borrowing Base or the Revolving Loan Commitment, whichever is less; provided, however, that this covenant shall not be deemed breached if, at the time such aggregate amount exceeds said level, within four Business Days after the earlier of the date Willis first has knowledge of such excess or the date of the next Borrowing Base Certificate disclosing the existence of such excess, a prepayment of Loans shall be made in an amount sufficient to assure continued compliance with this covenant in the future.



                                   8. Default

        8.1. Events of Default. Willis shall be in default if any one or more of the following events (each an "Event of Default") occurs:

        (a) Payments. Willis fails to pay any principal of or interest on the Revolving Credit Note when due and payable within five Business Days of the due date (whether at maturity, by notice of intention to prepay, or otherwise) or fails to pay when it is due and payable any other amount payable under any Loan Document and such failure shall continue for a period of five Business Days or more.

        (b) Covenants. Willis fails to observe or perform (1) within fifteen days after receiving written notice from the Bank, any term, condition or covenant set forth in ss.ss.5.1(a), 5.1(b), 5.1(c), 5.1(g), 5.1(h) or 5.1(i) herein, (2) any term, condition or covenant set forth in ss.5.2 , ss.ss.6.1 through 6.9 or ss.8.1(a) herein, as and when required or (3) any term, condition or covenant contained in this Agreement or any other Loan Document other than as set forth in (1) and (2) above, as and when required and such failure shall continue for a period of 10 Business Days or more.

        (c) Representations, Warranties. Any representation or warranty made or deemed to be made by Willis, as applicable, herein or in any Loan Document or in any exhibit, schedule, report or certificate delivered pursuant hereto or thereto shall prove to have been false, misleading or incorrect in any material respect when made or deemed to have been made.

        (d) Bankrupcy. Willis is dissolved or liquidated, makes an assignment for the benefit of creditors, files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver or trustee, commences any proceeding relating to itself under any bankruptcy, reorganization, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, has commenced against it any such proceeding which remains undismissed for a period of thirty
        (60) days, or indicates its consent to, approval of or acquiescence in any such proceeding, or any receiver of or trustee for Willis or any substantial part of the property of Willis is appointed, or if any such receivership or trusteeship to continues undischarged for a period of thirty (60) days.

        (e) Certian Other Defaults. Willis shall fail to pay when due any Indebtedness for Borrowed Money which singularly or in the aggregate exceeds $5,000,000, and such failure shall continue beyond any applicable cure period, or Willis shall suffer to exist any default or event of default in the performance or observance, subject to any applicable grace period, of any agreement, term,

                                                                   Dated
Credit Agreement                       - 24 -                      June 12, 1997
        condition or covenant with respect to any agreement or document relating to Indebtedness for Borrowed Money if the effect of such default is to permit, with the giving of notice or passage of time or both, the holders thereof, or any trustee or agent for said holders, to terminate or suspend any commitment (which is equal to or in excess of $5,000,000) to lend money or to cause or declare any portion of any borrowings thereunder to become due and payable prior to the date on which it would otherwise be due and payable, provided that during any applicable cure period the Bank's obligations hereunder to make further Loans shall be suspended.

        (f) Judgments. Any judgments against Willis or against its assets or property for amounts in excess of $5,000,000 in the aggregate remain unpaid, unstayed on appeal, undischarged, unbonded and undismissed for a period of thirty (30) days.

        (g) Attachments. Any assets of Willis shall be subject to attachments, levies, or garnishments for amounts in excess of $250,000 in the aggregate which have not been dissolved or satisfied within twenty (20) days after service of notice thereof to Willis.

        (h) Change in Control. Charles F. Willis or the CFW Partners, L.P. limited partnership, shall cease to be the record and beneficial owner of at least 50.1% of the issued and outstanding voting and capital stock of Willis.

        (i) Security Interests. Any security interest created pursuant to any Loan Document shall cease to be in full force and effect, or shall cease in any material respect to give the Bank, the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral), superior to and prior to the rights of all third Persons, and subject to no other Liens (except as permitted by ss.6.2).

THEN and in every such event other than that specified in ss.8.1.(d), the Bank may immediately terminate the Revolving Loan Commitment by notice in writing to Willis and immediately declare the Revolving Credit Note, including without limitation accrued interest, to be, and they shall thereupon forthwith become due and payable without presentment, demand, or notice of any kind, all of which are hereby expressly waived by Willis. Upon the occurrence of any event specified in ss.8.1.(d), the Revolving Loan Commitment shall automatically terminate and the Revolving Credit Note, including without limitation accrued interest, shall immediately be due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Willis. Any date on which the Loans and such other Obligations are declared due and payable pursuant to this ss.8.1, shall be the Revolver Termination Date for purposes of this Agreement. From and after the date an Event of Default shall have occurred and for so long as an Event of Default shall be continuing, the Loans shall bear interest at the Default Rate.

                                                                   Dated
Credit Agreement                       - 25 -                      June 12, 1997

                                  9. Collateral

        9.1. Collateral. Except as otherwise specifically set forth herein or in any other Loan Document, any Loans made and outstanding and their repayment at all times shall (i) in the case of Collateral (as defined in the Security Agreement, hereinafter referred to as the "Collateral") located in the United States, be secured by a first priority perfected security interest and (ii) in the case of Collateral located in jurisdictions outside the United States, be secured by a security interest, which in the determination of the Bank, adequately protects the first priority security interest in favor of the Bank.

        9.2. Security Agreement. As security for the punctual payment in full of all Loans (including all payments of principal, and interest and other costs contemplated hereby), Willis at or prior to the funding of the first Loan hereunder shall execute and deliver to CoreStates the Security Agreement and such other documents as may be necessary to constitute and evidence a security interest in the Collateral.


        9.3. Prepayments and Release of Collateral.

        (a) Category A Equipment Held For Sale or Subject To Lease. In the event Willis wishes to sell, or otherwise remove from the Borrowing Base any item of Equipment it shall pay to CoreStates an amount equal to 85% of the acquisition cost of the Equipment (or 85% of the net book value of the Equipment, as applicable) as shown on the books and records of Willis, in which case CoreStates shall release its Lien in said Equipment and any related lease.

        (b) Category A Equipment Not Subject to Lease; Held for Greater Than Nine Months. In the event any item of Category A Equipment shall have been purchased and held for greater than nine months, Willis shall pay to CoreStates an amount equal to 85% of the acquisition cost of the Equipment (or 85% of the net book value, as applicable), as shown on the books and records of Willis, in which case CoreStates shall release its Lien in said Equipment.

        (c) Category B(1) Equipment. In the event any item of Category B(1) Equipment shall have been purchased and held for greater than nine months or any engine shall be removed from such item of Category B(1) Equipment, Willis shall pay to CoreStates an amount equal to 85% of the acquisition cost of the Equipment (or 85% of the net book value of the Equipment, as applicable), as shown on the books and records of Willis, in which case CoreStates shall release its Lien in said Equipment.

        (d) Category B(2) Equipment. In the event any item of Category B(2) Equipment shall cease to be the subject of an Eligible Lease, Willis shall pay to CoreStates an amount equal to 85% of the acquisition cost of the Equipment (or 85% of the net book value of the Equipment, as applicable), as shown on the books and records of Willis, in which case CoreStates shall release its Lien in said Equipment and in the related lease.

        (e) Event of Default or Potential Default. Notwithstanding the above, if at the time of such sale or removal of such Equipment from the Borrowing Base pursuant to subsections (a) through (d) of this section, there is then existing an Event of Default or Potential Default, Willis shall pay to CoreStates (1) in the event Willis has sold any item of Equipment as described in this ss.9.3, all proceeds from such sale, or (2) in the event such Equipment has otherwise been removed from the Borrowing Base as described in

                                                                   Dated
Credit Agreement                       - 26 -                      June 12, 1997
this ss.9.3, 100% of the acquisition cost of the Equipment (or 100% of the net book value of the Equipment, as applicable).

                                10. Miscellaneous

        10.1. Waiver. No failure or delay on the part of the Bank or any holder of the Note in exercising any right, power or remedy under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under any Loan Document. The remedies provided under the Loan Documents are cumulative and not exclusive of any remedies provided by law.

        10.2. Amendments. No amendment, modification, termination or waiver of any Loan Document or any provision thereof nor any consent to any departure by Willis therefrom shall be effective unless the same shall have been approved in writing by the Bank, be in writing and be signed by the Bank and Willis and then any such waiver or consent shall be effective only in the instance and for the specific purpose for which given. No notice to or demand on the Willis shall entitle Willis to any other or further notice or demand in similar or other circumstances.

        10.3. Governing Law. The Loan Documents and all rights and obligations of the parties thereunder shall be governed by and be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania without regard to Pennsylvania or federal principles of conflict of laws.

        10.4. Participations and Assignments. Willis hereby acknowledges and agrees that CoreStates may at any time, with the consent of Willis (which consent shall not be unreasonably withheld): (a) grant participations in all or any portion of its Revolving Loan Commitment or any portion of the Note or of its right, title and interest therein or in or to this Agreement (collectively, "Participations") to any other lending office of the CoreStates or to any other bank, lending institution or other entity which has the requisite sophistication to evaluate the merits and risks of investments in Participations ("Participants"); provided, however, that: (i) all amounts payable by Willis hereunder shall be determined as if CoreStates had not granted such Participation; (ii) CoreStates shall act as agent for all Participants; and
(iii) any agreement pursuant to which CoreStates may grant a Participation: (x) shall provide that CoreStates shall retain the sole right and responsibility to enforce the obligations of Willis hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provisions of this Agreement; (y) such participation agreement may provide that CoreStates will not agree to any modification, amendment or waiver of this Agreement without the consent of the Participant if such modification, amendment or waiver would reduce the principal of or rate of interest on any Loan or postpone the date fixed for any payment of principal of or interest on any Loan; and (z) shall not relieve CoreStates from its obligations, which shall remain absolute, to make Loans hereunder; and (b) assign any of its Loans and its Revolving Loan Commitment. Upon execution and delivery by the assignee to Willis of an instrument in writing pursuant to which such assignee agrees to become a "Bank" hereunder having the Revolving Loan Commitment and Loans specified in such instrument, and upon consent thereto by Willis, to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of the Willis), the obligations, rights and benefits of a Bank hereunder holding the Revolving Loan Commitment and Loans (or portions thereof) assigned to it, and CoreStates Bank shall, to the extent of such assignment, be released from the Commitment (or portion(s) thereof) so assigned.

                                                                   Dated
Credit Agreement                       - 27 -                      June 12, 1997

        10.5. Captions. Captions in the Loan Documents are included for convenience of reference only and shall not constitute a part of any Loan Document for any other purpose.

        10.6. Notices. All notices, requests, demands, directions, declarations and other communications between the Bank and the Willis provided for in any Loan Document shall, except as otherwise expressly provided, be mailed by registered or certified mail, return receipt requested, or telegraphed, or faxed, or delivered in hand to the applicable party at its address indicated opposite its name on the signature pages hereto. The foregoing shall be effective and deemed received three days after being deposited in the mails, postage prepaid, addressed as aforesaid and shall whenever sent by telegram, telegraph or fax or delivered in hand be effective when received. Any party may change its address by a communication in accordance herewith.

        10.7. Expenses; Indemnification. Willis will from time to time reimburse the Bank promptly following demand for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of legal counsel) in connection with
(i) the preparation of the Loan Documents (subject to a maximum amount of $25,000 in the case of fees of legal counsel, (ii) the making of any Loans and
(iii) the administration of the Loan Documents; and reimburse the Bank for all out-of-pocket expenses (including reasonable fees and expenses of legal counsel) in connection with the enforcement of the Loan Documents. In addition to the payment of the foregoing expenses, Willis hereby agrees to indemnify, protect and hold the Bank and any holder of the Note and the officers, directors, employees, agents, affiliates and attorneys of the Bank and such holder (collectively, the "Indemnitees") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature, including reasonable fees and expenses of legal counsel, which may be imposed on, incurred by, or asserted against such Indemnitee by Willis or other third parties and arise out of or relate to this Agreement or the other Loan Documents or any other matter whatsoever related to the transactions contemplated by or referred to in this Agreement or the other Loan Documents; provided, however, that Willis shall have no obligation to an Indemnitee hereunder to the extent that the liability incurred by such Indemnitee has been determined by a court of competent jurisdiction to be the result of gross negligence or willful misconduct of such Indemnitee.

        10.8. Survival of Warranties and Certain Agreements. All agreements, representations and warranties expressly made herein shall survive the execution and delivery of this Agreement, the making of the Loans hereunder and the execution and delivery of the Note. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Willis set forth in ss.10.7 shall survive the payment of the Loans and the termination of this Agreement. This Agreement shall remain in full force and effect until the repayment in full of all amounts owed by Willis under the Note or any other Loan Document.

        10.9. Severability. The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Agreement, the Note or other Loan Documents shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement, the Note or other Loan Documents or of such provision or obligation in any other jurisdiction.

        10.10. No Fiduciary Relationship. No provision in this Agreement or in any of the other Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty by the Bank to Willis.

                                                                   Dated
Credit Agreement                       - 28 -                      June 12, 1997

        10.11. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. WILLIS AND CORESTATES EACH HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE EASTERN DISTRICT OF PENNSYLVANIA AND IRREVOCABLY AGREES THAT, ANY ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THE NOTE, THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS MAYBE LITIGATED IN SUCH COURTS. EACH PARTY TO THIS AGREEMENT ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENT, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, ANY NOTE, OR SUCH OTHER LOAN DOCUMENT.

        10.12. WAIVER OF JURY TRIAL. WILLIS AND CORESTATES EACH HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE LOAN DOCUMENTS, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE LENDER/BORROWER RELATIONSHIP ESTABLISHED HEREBY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. WILLIS AND CORESTATES EACH ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO THE TRANSACTION, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. WILLIS AND CORESTATES EACH FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, MODIFICATIONS, REPLACEMENTS OR RESTATEMENTS TO THIS AGREEMENT, THE LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

        10.13. Counterparts; Effectiveness. This Agreement and any amendment hereto or waiver hereof may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and any amendments hereto or waivers hereof shall become effective when the Bank shall have received signed counterparts or notice by fax of the signature page that the counterpart has been signed and is being delivered to it or facsimile that such counterparts have been signed by all the parties hereto or thereto.

        10.14. Use of Defined Terms. All words used herein in the singular or plural shall be deemed to have been used in the plural or singular where the context or construction so requires. Any defined term used in the singular preceded by "any" shall be taken to indicate any number of the members of the relevant class.

                                                                   Dated
Credit Agreement                       - 29 -                      June 12, 1997

        10.15. Offsets. Nothing in this Agreement shall be deemed a waiver or prohibition of the Bank's right of banker's lien or offset.

        10.16 Entire Agreement. This Agreement, the Note issued hereunder and the other Loan Documents constitute the entire understanding of the parties hereto as of the date hereof with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect hereto or thereto.

                                                                   Dated
Credit Agreement                       - 30 -                      June 12, 1997

         IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed by their duly authorized representatives as of the date first above written.


                                                WILLIS LEASE FINANCE CORPORATION


                                                By  /s/    Charles F. Willis
                                                   -----------------------------
                                                    Name:  Charles F. Willis
                                                    Title: President / CFO
Notices To:
Steven D. Oldenburg
Senior Vice President-Capital Markets
180 Harbor Drive
Suite 200
Sausilito, CA 94965

                                                CORESTATES BANK, N.A.


                                                By  /s/    Hugh  Connelly
                                                   -----------------------------
                                                    Name:  Hugh W. Connelly
                                                    Title: Vice President
Notices To:
Hugh W. Connelly
Vice President
CoreStates Bank, N.A.
Transportation and Leasing Division
FC 1-8-11-24
1339 Chestnut Street
Philadelphia, PA  19107
FAX No. (215) 786-7704

                                                                   Dated
Credit Agreement                       - 31 -                      June 12, 1997

                         Reference Table of Definitions


definition                                                          page defined

Affiliate......................................................................1
Agreement......................................................................1
Agreement Year.................................................................9
Bank...........................................................................1
Borrowing Base.................................................................1
Borrowing Base Certificate.....................................................2
Business Day...................................................................2
Capitalized Lease..............................................................2
Capitalized Lease Obligations..................................................2
Category A Equipment...........................................................2
Category B Equipment...........................................................2
Closing Date...................................................................2
Closing Fee...................................................................11
Code...........................................................................2
Collateral.....................................................................2
Compliance Certificate.........................................................2
CoreStates.....................................................................1
CoreStates Bank................................................................1
Debt...........................................................................3
Debt Service...................................................................3
Default Rate...................................................................3
Dollars........................................................................3
EBIT...........................................................................3
Eligible Lease Receivables.....................................................3
Environmental Control Statutes.................................................4
Equipment......................................................................4
ERISA..........................................................................4
ERISA Affiliate................................................................4
Event of Default...............................................................4
Fiscal Quarter.................................................................4
Fiscal Year....................................................................4
GAAP...........................................................................4
Generally Accepted Accounting Principles.......................................4
Governmental Authority.........................................................4
Hazardous Substances...........................................................4
Indebtedness for Borrowed Money................................................4
Indemnitees...................................................................28
Intangible Assets..............................................................5
Investment.....................................................................5
Lien...........................................................................5
Loan...........................................................................5

                                                                   Dated
Credit Agreement                       - 32 -                      June 12, 1997

Loan Documents.................................................................5
Loans..........................................................................5
Material Adverse Change........................................................5
Material Adverse Effect........................................................5
Maximum Loan Amount............................................................9
Monthly Lease Portfolio........................................................5
Multiemployer Plan.............................................................6
Net Income.....................................................................6
Net Worth......................................................................6
Note...........................................................................6
Obligations....................................................................6
Participants..................................................................27
Participations................................................................27
PBGC...........................................................................6
Pension Plan...................................................................6
Permitted Liens................................................................6
Person.........................................................................7
Plan...........................................................................7
Potential Default..............................................................7
Prime Rate.....................................................................7
Prohibited Transaction.........................................................7
Receivables Report.............................................................5
Regulation.....................................................................7
Release........................................................................7
Reportable Event...............................................................7
Revolver Termination Date......................................................7
Revolving Credit Loan..........................................................7
Revolving Credit Note..........................................................7
Revolving Loan Commitment......................................................7
Revolving Loan Commitment Fee..................................................8
Security Agreement.............................................................8
Solvent........................................................................8
Standby Letter of Credit.......................................................8
Subsidiary.....................................................................8
Tangible Net Worth.............................................................8
Termination Event..............................................................8
Unfunded Pension Liabilities...................................................8
Unrecognized Retiree Welfare Liability.........................................8
Willis.........................................................................1

                                                                   Dated
Credit Agreement                       - 33 -                      June 12, 1997

                                                                       EXHIBIT A

[LOGO]                           Revolving Credit Note


$15,000,000                                                     Philadelphia, PA
                                                                   June 12, 1997

For Value Received, WILLIS LEASE FINANCE CORPORATION, a California corporation ("Willis"), hereby promises to pay to the order of CORESTATES BANK, N.A. (the "Bank"), in lawful currency of the United States of America in immediately available funds at the Bank's offices located at Broad and Chestnut Streets, Philadelphia, Pennsylvania, on the Revolver Termination Date, or on such earlier date or dates as provided in the Credit Agreement described below, the principal sum of FIFTEEN MILLION DOLLARS ($15,000,000) or, if less, the then unpaid principal amount of all Revolving Credit Loans made by the Bank pursuant to the Credit Agreement.

Willis promises also to pay interest on the unpaid principal amount hereof in like money at such office from the date hereof until paid at the rates and at the times provided in the Credit Agreement.

This Note is Revolving Credit Note referred to in, is entitled to the benefits of and is secured by security interests referred to in the Credit Agreement, dated as of June 12, 1997 by and between Willis and the Bank (as such may be amended, modified, supplemented, restated or replaced from time to time, the "Credit Agreement"). This Note is subject to voluntary prepayment and mandatory repayment prior to the Revolver Termination Date, in whole or in part, as provided in the Credit Agreement.

In case an Event of Default shall occur and be continuing, the principal of and the accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

Willis hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

Notwithstanding the face amount of this Note, the undersigned's liability hereunder shall be limited at all times to the actual aggregate outstanding indebtedness to the Bank relating to such Bank's Revolving Credit Loans, including all principal and interest, together with all fees and expenses as provided in the Credit Agreement, as established by the Bank's books and records which shall be conclusive absent manifest error.

Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Credit Agreement.

Note                                     -1-

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO PENNSYLVANIA OR FEDERAL PRINCIPLES OF CONFLICT OF LAWS.


                                              WILLIS LEASE FINANCE CORPORATION


                                              BY       /s/ Charles F. Willis
                                                --------------------------------
                                              Name:     Charles F. Willis
                                              Title:   Chief Executive Officer

                                                                       EXHIBIT B



                           Borrowing Base Certificate



Date of Certificate:        _________________________

Date of Information:        _________________________



To:  CoreStates Bank, N.A.


Gentlemen:

This Borrowing Base Certificate is delivered to you pursuant to the terms of ss.5.1 of the Credit Agreement, dated as of June 12, 1997, as currently in effect. Capitalized terms used without definition below have the same meanings as they have in the Credit Agreement.

We hereby certify that:

1. No Potential Default or Event of Default has occurred and is continuing as of the date of this Borrowing Base Certificate.

2. There has been no Material Adverse Change since [insert the date of the most recent financial statements delivered to the Bank pursuant to the terms of ss.5.1 of the Credit Agreement], except as disclosed on the attached schedules.

3. The information set forth on the attached schedules is true, current and complete as of the date of this Borrowing Base Certificate.

                                                Willis Lease Finance Corporation


                                                By _____________________________
                                                Name:  Elliot M. Fischer
                                                Title:    CFO & Controller

Borrowing Base Certificate               -1-                   Date: ___________

                        Willis Lease Finance Corporation
                   Computation of Borrowing Base Availability
                         ____________________,_________



Collateral Loan Value

1.    Equipment (from Schedule A,                               $_______________
      attached hereto)

Maximum Loans

2.    Maximum Loans: $15,000,000                                $  15,000,000.00

Credit Usage

3.    Aggregate Loan Balance (principal) at date of certificate $_______________

Loan Availability

4.    Line 1 minus Line 3                                       $_______________

5.    Line 2 minus Line 3                                       $_______________

6.    Availability (Line 4 or Line 5 whichever is less)         $_______________

7.    Amount of Loan Requested This Date (if any)               $_______________
      (Not to exceed line 6)


Certification:                                  Willis Lease Finance Corporation



Date:  ____________________________             By:  ___________________________
                                                     Name:  Elliot M. Fischer
                                                     Title:    CFO & Controller

Borrowing Base Certificate               -2-                   Date: ___________

                        Willis Lease Finance Corporation
                       New Collateral Information Schedule
                                for Borrowing on
                            _______________,_________


Willis Lease Finance Corporation has requested this date that a Loan be made to it by CoreStates Bank, N.A. The following table sets forth information with respect to items being added to the Collateral with this Request for Loan.

Willis Lease Finance Corporation has delivered the original counterpart of each lease to CoreStates Bank, N.A. and it represents and warrants hereby that all other copies of each lease are clearly marked to indicate that each is not the lessor's original counterpart of that lease.



Customer    Contract    Monthly    Lease     Remaining   Gross         Equipment
Name        Number      Payment    Term(1)   Term(2)     Remaining(3)  Cost(4)
---------   ---------   --------   -------   ---------   ------------  ---------








                                                          ----------   ---------
                                                Totals



                                               Willis Lease Finance Corporation


                                               By ______________________________
                                                  Name:  Elliot M. Fischer
                                                  Title:    CFO & Controller



1    This is the original term of months of the lease.

2 This is the number of months remaining on the lease at the date of this Schedule.

3 This is the gross amount remaining payable in respect of the lease minus the unearned finance charge.

4 This is the purchase price of the equipment to Willis Corporation as shown on the invoice of the manufacturer or distributor of the equipment.